Exhibit 99.1

Tidewater to Present at the Pritchard Capital Partners Energize 2010 Conference

NEW ORLEANS, December 29, 2009 –Tidewater Inc. (NYSE: TDW) announced today that Jeffrey M. Platt, Executive Vice President and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Pritchard Capital Partners Energize 2010 Conference in San Francisco, California, on Thursday, January 7, 2010, at approximately 8:25 a.m. PST (10:25 a.m. CST). The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on January 7, 2010, at approximately 12:00 p.m. CST. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenters.

Tidewater Inc. owns 393 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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